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Enrst & Young LLP         787 Seventh Avenue             Phone:  212 773 3000
                          New York, New York 10019


May 8, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read Item 4 of Form 8-K dated May 1, 2000 of Great Lakes Carbon Corporation and are in agreement with the statements contained in paragraphs
(a) through (c) and paragraph (e) on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                Ernst & Young LLP